UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018

Owens Corning

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33100	43-2109021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Owens Corning Parkway Toledo, Ohio		43659
(Address of Principal Executive Offices)		(Zip Code)

(419) 248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2018, the Board of Directors (“Board”) of Owens Corning (the “Company”) expanded its number of directors on the Board by one and elected Adrienne (Deanie) Elsner as a director of the Company, both effective immediately. Ms. Elsner will join the Audit and Finance Committees of the Board on April 19, 2018.

Ms. Elsner has served as President, U.S. Snacks, at Kellogg Company since 2015. Prior to joining Kellogg Company, she served more than 20 years in various leadership roles at Kraft Foods, Inc., including Executive Vice President and Chief Marketing Officer. Her experience also includes sales roles at Procter & Gamble and Johnson & Johnson. Ms. Elsner has served on the Board of Directors of the Ad Council as well as the Museum of Science and Industry in Chicago.

There is no arrangement or understanding between Ms. Elsner and any other person pursuant to which Ms. Elsner was selected as a director. For her service as a non-employee member of the Board, beginning as of February 1, 2018, Ms. Elsner will participate in the standard director compensation arrangements currently in effect for non-management directors. The arrangements currently in effect are described under the heading “2016 Non-Management Director Compensation” in the Company’s proxy statement delivered in connection with its 2017 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on March 16, 2017. There are no related person transactions involving Ms. Elsner that are reportable under Item 404(a) of Regulation S-K.

The Company also issued a news release regarding the election of Ms. Elsner to the Board, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	News Release, dated February 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS CORNING

February 2, 2018	By:	/s/ Ava Harter
Ava Harter Senior Vice President, General Counsel and Secretary